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                                                                    Exhibit 99.1

                  AMENDMENT TO STANDSTILL AGREEMENT AND CONSENT

                  This Amendment to Standstill Agreement and Consent, dated as of December 17, 1997 ("Amendment"), among BGLS INC., a Delaware corporation (the "Company"), AIF II, L.P., a Delaware limited partnership ("AIF II"), ARTEMIS AMERICA PARTNERSHIP, a Delaware partnership (as successor to Artemis America LLC, a Delaware limited liability company) ("Artemis"), and TORTOISE CORP., a New York corporation ("Tortoise"; together with AIF II and Artemis, the "Participating Holders"), amends the Standstill Agreement and Consent among the Company and the Participating Holders dated as of August 28, 1997 as previously amended on November 13, 1997 and November 26, 1997 (the "Standstill Agreement"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Standstill Agreement.

                  WHEREAS, the Company has requested that the Participating Holders extend the termination date of the Standstill Agreement; and

                  WHEREAS, the Participating Holders have agreed to such an extension on the terms and conditions contained in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement of the parties contained in this Amendment, the parties hereto agree as follows:

                  1. AMENDMENT TO STANDSTILL AGREEMENT. Section 7 of the Standstill Agreement is hereby amended by deleting the date "December 22, 1997" contained in clause (iv) of such section and replacing it with the date "January 12, 1998".

                  2. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective upon the execution and delivery of this Amendment by the Company and each of the Participating Holders.

                  3. ABSENCE OF WAIVER. The parties hereto agree that, except to the extent expressly set forth herein, nothing contained herein shall be deemed to:

                  (a) be a consent to, or waiver of, any Default or Event of Default;

                  (b) prejudice any right or remedy which any of the Participating Holders may now have or may in the future have under the Indenture, the Series B Securities or otherwise, including, without limitation, any right or remedy resulting from any Default or Event of Default; or

                  (c) constitute a waiver of the rights of any of the Participating Holders under Section 2.12 of the Indenture.


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                  4. REPRESENTATIONS. Each party hereto hereby represents and warrants to the other parties that:

                  (a) such party is a corporation or partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the state of its incorporation or formation, as applicable;

                  (b) the execution, delivery and performance of this Amendment by such party is within its corporate or partnership powers, as applicable, has been duly authorized by all necessary corporate or partnership action, as applicable, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provisions of law or of the charter or by-laws, or partnership agreement, as applicable, of such party or of any material agreement binding upon such party or its property; and

                  (c) upon its effectiveness under Section 2, this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

In addition, the Company represents and warrants that to the best of its knowledge, except as set forth in the Standstill Agreement no Default or Event of Default under the Indenture has occurred and is continuing.

                  5. CONTINUING EFFECT, ETC. Except as expressly provided herein, the Company hereby agrees that the Standstill Agreement, the Indenture and the Series B Securities shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Participating Holders thereunder and under applicable law are hereby expressly reserved.

                  6. EXPENSES.

                  (a) The Company hereby agrees to reimburse each of the Participating Holders for their reasonable attorneys fees and expenses incurred in connection with this Amendment.

                  (b) The Company agrees that an actual or threatened or potential claim, action or proceeding against or affecting an Indemnitee (as defined in the Exchange Agreement dated as of November 21, 1995 among INTER ALIA the Company and the Participating Holders) that at any time results from, relates to or arises out of the execution, delivery or performance by the Participating Holders of this Amendment is deemed to be an Indemnification Event (as defined in the Exchange Agreement).

                  7. MISCELLANEOUS.

                  (a) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                  (b) This Amendment shall be a contract made under and governed by the laws of the State of New York.

                  (c) This Amendment shall be binding upon the Company, the Participating Holders and their respective successors and assigns, and shall inure to the benefit of the Company, the Participating Holders and their respective successors and assigns.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their duly authorized representatives as of the date first above written.

                                      BGLS INC.



                                      By:    /s/ RICHARD J. LAMPEN
                                             ----------------------------------
                                      Name:  Richard J. Lampen
                                      Title: Executive Vice President

                                      AIF II, L.P.


                                      By: APOLLO ADVISORS, L.P.
                                          Managing General Partner

                                      By: APOLLO CAPITAL MANAGEMENT, INC.
                                          General Partner



                                          By:    /s/ JOHN J. HANNAN
                                                 ------------------------------
                                          Name:  John J. Hannan
                                          Title:

                                      ARTEMIS AMERICA PARTNERSHIP


                                      By: LION ADVISORS, L.P.
                                          Attorney-in-Fact

                                      By: LION CAPITAL MANAGEMENT, INC.
                                          General Partner



                                          By:    /s/ JOHN J. HANNAN
                                                 ------------------------------
                                          Name:  John J. Hannan
                                          Title:

                                      TORTOISE CORP.



                                      By: /s/ EDWARD E. MATTNER
                                          -------------------------------------
                                      Name:  Edward E. Mattner
                                      Title: President




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ACKNOWLEDGED, AGREED & CONSENTED TO
  WITH RESPECT TO SECTION 6(b):

BROOKE GROUP LTD.

By: /s/ RICHARD J. LAMPEN
    ------------------------------------
    Name:  Richard J. Lampen
    Title: Executive Vice President

















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